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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2004, relating to the financial statements of Freeport LNG Development, L.P., which appears on page 81 in Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 and filed with the Securities and Exchange Commission on March 25, 2004. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ HEIN & ASSOCIATES LLP HEIN & ASSOCIATES LLP

September 3, 2004
Phoenix, Arizona

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM